Exhibit 99.1

Dendreon Reports Fourth Quarter and 2011 Year End Financial Results

— Conference Call to be Hosted February 27, 2012 at 9:00 a.m. ET/6:00 a.m. PT —

SEATTLE, February 27, 2012 — Dendreon Corporation (Nasdaq: DNDN) today reported results for the year and quarter ended December 31, 2011. Product revenue for the year ended December 31, 2011 was $213.5 million compared to $48 million for the year ended December 31, 2010. Product revenue for the fourth quarter of 2011 was $77 million compared to $25 million for the quarter ended December 31, 2010.

The net loss for the year ended December 31, 2011 was $337.8 million, or $2.31 per share, compared to $439.5 million, or $3.18 per share for the year ended December 31, 2010. Net income in the fourth quarter of 2011 was $38.1 million or $0.26 per share, compared to a net loss of $91.8 million, or $0.64 per share, for the same period in 2010. The fourth quarter of 2011 included a royalty payment of $125 million associated with the sale of our VICTRELIS™ (boceprevir) royalty interest. Dendreon’s total operating expenses, including cost of product revenue, for the year ended December 31, 2011 were $633.3 million compared to $340.2 million in 2010.

As of December 31, 2011, Dendreon had approximately $617.7 million in cash, cash equivalents, and short-term and long-term investments compared to $277.3 million as of December 31, 2010.

Recent Highlights:

•

Announced the election of John H. Johnson to the position of president and chief executive officer (CEO) and Mitchell H. Gold, MD, as executive chairman, who will serve in that role until June 30, 2012, at which point he will continue to serve as a director and Mr. Johnson will become chairman.

•	At the end of the fourth quarter, completed in-servicing for more than 840 total sites, of which:

¡	More than 590 sites have infused PROVENGE® (sipuleucel-T).

¡	Approximately 615 sites have either infused the product or have their patients scheduled for their first PROVENGE regimen.

•	Improved PROVENGE reimbursement landscape for customers and patients:

¡

Reported average time to payment is less than 30 days for physicians, which is better than industry standard, reflecting an improved reimbursement landscape due to a national coverage decision and activation of a Q-code that accelerates electronic adjudication of claims.

¡

The Centers for Medicare and Medicaid Services (CMS) updated their coverage policy to now cover the infusion costs associated with the administration of PROVENGE. With this decision, the coverage of PROVENGE is now consistent with all other infused biologics.

¡	A recent analysis suggests that approximately 75% of patients had minimal or no out-of-pocket costs for PROVENGE.

•	Filed the marketing authorization application (MAA) for PROVENGE with the European Medicines Agency, which was validated in January.

•	Began enrollment in its clinical study evaluating PROVENGE and abiraterone.

“Dendreon has embraced the challenge of introducing an entirely new treatment paradigm for an entirely new market and has made important progress towards establishing PROVENGE as the foundation of care,” said John H. Johnson, president and chief executive officer.

Conference Call Information

Dendreon will host a conference call on February 27, 2012 at 9:00 a.m. ET. To access the live call, dial 1-877-548-9590 (domestic) or +1-720-545-0037 (international); the conference ID number is 46511476. The call will also be audio webcast and will be available from the Company’s website at http://www.dendreon.com under the “Investor/Webcasts and Presentations” section. A recorded rebroadcast will be available for interested parties unable to participate in the live conference call by dialing 1-800-585-8367 or +1-404-537-3406 for international callers; the conference ID number is 46511476. The replay will be available from 12:00 p.m. ET on Monday, February 27, until 11:59 p.m. ET on Monday, March 5. In addition, the webcast will be archived for on-demand listening for 90 days at http://www.dendreon.com/.

About Dendreon

Dendreon Corporation is a biotechnology company whose mission is to target cancer and transform lives through the discovery, development, commercialization and manufacturing of novel therapeutics. The Company applies its expertise in antigen identification, engineering and cell processing to produce active cellular immunotherapy (ACI) product candidates designed to stimulate an immune response in a variety of tumor types. Dendreon’s first product, PROVENGE® (sipuleucel-T), was approved by the U.S. Food and Drug Administration (FDA) in April 2010. Dendreon is exploring the application of additional ACI product candidates and small molecules for the potential treatment of a variety of cancers. The Company is headquartered in Seattle, Washington and is traded on the NASDAQ Global Market under the symbol DNDN. For more information about the Company and its programs, visit http://www.dendreon.com/.

This news release contains forward-looking statements that are subject to risks and uncertainties. Factors that could affect these forward-looking statements include, but are not limited to, developments affecting Dendreon’s business and prospects and potential revenue and earnings from product sales, and progress generally on commercialization efforts for PROVENGE. Information on the factors and risks that could affect Dendreon’s business, financial condition and results of operations are contained in Dendreon’s public disclosure filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. Dendreon cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to Dendreon on the date hereof, and Dendreon undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

Contact Information:

Katherine Stueland

Vice President, Corporate Communications and Investor Relations

206-829-1522

kstueland@dendreon.com

DENDREON CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
	(unaudited)		(unaudited)

Product revenue	$76,962	$24,986	$213,511	$47,957
Royalty and other revenue	125,183	21	128,102	100

Total revenue	202,145	25,007	341,613	48,057

Operating expenses:
Cost of product revenue	57,020	13,395	159,090	28,520
Research and development	17,699	12,243	74,290	75,941
Selling, general and administrative	76,062	85,710	361,342	235,760
Restructuring and contract termination	105	—	38,587	—

Total operating expenses	150,886	111,348	633,309	340,221

Income (loss) from operations	51,259	(86,341)	(291,696)	(292,164)
Interest income	337	197	1,415	1,144
Interest expense	(13,681)	(973)	(47,705)	(1,588)
Loss on debt conversion	—	(4,716)	—	(4,716)
Loss from valuation of warrant liability	—	—	—	(142,567)
Other income	182	—	180	—

Net income (loss) before income tax benefit	38,097	(91,833)	(337,806)	(439,891)
Income tax benefit	—	—	—	411

Net income (loss)	$38,097	($91,833)	($337,806)	($439,480)

Basic and diluted net income (loss) per share	$0.26	($0.64)	($2.31)	($3.18)

Shares used in computation of basic

net income (loss) per share	146,789	142,571	146,163	138,206

Shares used in computation of diluted

net income (loss) per share	150,163	142,571	146,163	138,206

	December 31,	December 31,
	2011	2010
Balance Sheet Data:
Cash and cash equivalents	$427,100	$132,995
Short-term investments	111,525	121,796
Long-term investments	79,071	22,505
Trade accounts receivable	35,541	12,679
Prepaid antigen costs	7,490	17,656
Inventory	69,502	30,928
Total assets	1,001,491	603,953
Convertible senior notes due 2016	508,418	—
Convertible senior subordinated notes due 2014	27,685	27,685
Total stockholders’ equity	352,637	492,774

DENDREON CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
	(unaudited)		(unaudited)

GAAP net income (loss)	$38,097	($91,833)	($337,806)	($439,480)
Non-GAAP adjustments:
Depreciation and amortization expense	10,576	6,860	36,674	15,821
Stock-based compensation expense	12,125	14,381	60,261	40,262
Imputed interest related to the convertible senior notes due 2016	5,779	—	21,294	—

Restructuring and contract termination charges, excluding $5 million of stock-based compensation	105	—	33,565	—

Non-GAAP net income (loss)	$66,682	($70,592)	($186,012)	($383,397)

Non-GAAP net income (loss) per share- basic	$0.45	($0.50)	($1.27)	($2.77)

Shares used in computation of basic net income (loss) per share	146,789	142,571	146,163	138,206

The above table provides certain non-GAAP financial measures that include adjustments to GAAP figures. Dendreon believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Dendreon’s financial performance and its prospects for the future. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of operational results and trends. We believe excluding these non-cash items provides important insight into our operational results, important for a company at our stage in development. In addition, these non-GAAP financial measures are among the indicators Dendreon management uses for planning and forecasting purposes and measuring the Company’s performance. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP figures.